Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 4, 2020 (this “Amendment”), amends the Credit Agreement, dated as of December 12, 2016, as amended by the First Amendment to Credit Agreement, dated as of September 13, 2018, and the Second Amendment to Credit Agreement dated as of May 7, 2020 (as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended Credit Agreement), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, and BLUE BIRD GLOBAL CORPORATION, a Delaware corporation, each as Intermediate Parents, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and BANK OF MONTREAL, as an Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, respectively, the “Administrative Agent”), and Fifth Third Bank and Truist Bank (f/k/a Branch Banking and Trust Company), each as an Issuing Bank.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, in each case subject to the terms and conditions set forth herein and in the Amended Credit Agreement; and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.    Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date (as hereinafter defined), the parties hereby agree to amend the Credit Agreement as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:
“Cash Balance” means, as of any date (calculated at the close of business on such date), the aggregate amount of unrestricted cash and cash equivalents of the Loan Parties and their Subsidiaries on such date.

“EBITDA Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Limited Availability Covenant Cap” means (a) $5,000,000 less (b) the sum of (i) the total amount of Investments made on or after the Third Amendment Effective Date pursuant to any of clauses (b), (g), (i), (j), (l), (m), (u), and (w) of Section 6.04, plus (ii) the total amount of Restricted Payments that are made on or after the Third Amendment Effective Date pursuant to any of clauses (a)(iv), (a)(v)(D), (a)(vi), (a)(ix), (a)(x) and (a)(xi) of Section 6.06, plus (iii) the total amount of payments made in respect of any Indebtedness on or after the Third Amendment Effective Date pursuant to Section 6.06(b) plus (iv) the aggregate fair market value of all assets subject to Dispositions made on or after the Third Amendment Effective Date pursuant to any of clause (a)(iii)(C) of Section 6.03 and/or clauses (d) (to the extent relating to any Disposition to a Person that is not a Loan Party) and (i) of Section 6.05.

“Limited Availability Period” means the period beginning on the Third Amendment Effective Date and continuing through and including the first date on which (a) (i) a Compliance Certificate is timely delivered pursuant to Section 5.01(d) with respect to a fiscal quarter ending on or after March 31, 2022, demonstrating compliance with the Financial Performance Covenant contained in Section 6.10 for such fiscal quarter, or (ii) the Borrower makes a Trigger Election; and (b) no Default or Event of Default then exists.

“Liquidity” means, as of any date, the sum (calculated at the close of business on such date) of (a) unused Revolving Commitments that are then available to be drawn, plus (b) the Cash Balance on such date.

“Liquidity Cure Amount” has the meaning assigned to such term in Section 7.02(c).

“Liquidity Cure Right” has the meaning assigned to such term in Section 7.02(c).

“Liquidity Date” has the meaning assigned to such term in Section 7.02(c).

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Issuing Banks party thereto and the Administrative Agent.

“Third Amendment Effective Date” means December 4, 2020.

“Trigger Election” means the election by the Borrower to terminate the Limited Availability Period by written notice to the Administrative Agent, provided that no such Trigger Election shall occur or be deemed to be effective unless (a) no Default or Event of Default then exists or would result therefrom and (b) the Borrower is in compliance on a pro forma basis with the Financial Performance Covenant (as in effect immediately prior to the effectiveness of the Third Amendment) for the most recently ended Test Period.

(b)	The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following clause (iv) at the end thereof:
(iv)    Notwithstanding the foregoing, at all times during the Limited Availability Period, the Applicable Rate shall be sum of (a) the rate determined by the Administrative Agent in accordance with clauses (ii) and (iii) above, plus (b) 0.50%.

(c)	The definition of “Cure Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Cure Amount” means any EBITDA Cure Amount and any Liquidity Cure Amount.

(d)	The definition of “Financial Performance Covenant” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Financial Performance Covenant” means, collectively, the covenants set forth in Section 6.10(a) and, at all times during the Limited Availability Period, Sections 6.10(b) and (c).

(e)	Section 2.11(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d) Solely during the Limited Availability Period, in the event, and on each occasion, on the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) and the last Business Day of such calendar month, the Cash Balance exceeds $20,000,000 and any Revolving Loans or LC Exposure are then outstanding, the Borrower shall, no later than the third Business Day thereafter, prepay the Revolving Loans (with no permanent reduction in the Revolving Commitments) and to the extent that the LC Exposure exceeds $7,000,000, cash collateralize Letters of Credit in an aggregate amount equal to the lesser of (i) the amount of such excess and (ii) the amount required to prepay all outstanding Revolving Loans and, to the extent that the LC Exposure exceeds $7,000,000, cash collateralize outstanding Letters of Credit in an amount equal to such excess LC Exposure.

(f)
Section 2.12(a) of the Credit Agreement is hereby amended by replacing “0.25% per annum” contained therein with “(i) during the Limited Availability Period, 0.50% per annum, and (ii) at all other times, 0.25% per annum,”.

(g)	Section 4.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    In the case of any Borrowing of Revolving Loans or the issuance, amendment or extension of any Letter of Credit, after giving effect to the incurrence of such Revolving Loans or issuance, amendment or extension of such Letter of Credit, as applicable, the aggregate outstanding Revolving Exposures would not exceed (x) during the Limited Availability Period, the lesser of (1) $100,000,000 and (2) the aggregate Revolving Commitments then in effect, and (y) at any other time, the aggregate Revolving Commitments then in effect.

(h)	Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (d) at the end thereof as follows:
(d)    In the case of any Borrowing of Revolving Loans, or the issuance, amendment or extension of any Letter of Credit, during the Limited Availability Period, the Cash Balance of the Loan Parties after giving effect to the incurrence of such Revolving Loans or issuance, amendment or extension of such Letter of Credit, as applicable, shall not exceed $20,000,000.

(i)	The last sentence of Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Specified Loan Party on the date thereof that the conditions specified in paragraphs (a), (b) and (d) (to the extent then-applicable) of this Section have been satisfied.

(j)
Section 5.01 of the Credit Agreement is hereby amended by re-lettering clauses (c) through (f) as (d) through (g), respectively (and each reference in the Credit Agreement to any such clause shall be amended to refer to such re-lettered clause), and inserting the following as new clause (c):

(c)    solely during the Limited Availability Period, with respect to each calendar month ending after the Third Amendment Effective Date, as soon as available, but in any event no later than the date that is 25 days after the end of each such calendar month, an unaudited consolidated and consolidating balance sheet and unaudited consolidated statement of operations of Holdings and its Restricted Subsidiaries as of the end of and for such calendar month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form (x) the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (y) the figures for the corresponding period or periods contained in the most recently delivered annual budget, all certified by a Financial Officer as presenting fairly in all material respects, as applicable, the financial condition as of the end of and for such calendar month and such portion of the fiscal year and results of operations of Holdings and its Restricted Subsidiaries on a consolidated basis, subject to normal quarter-end adjustments, year-end audit adjustments and the absence of footnotes;

(k)	Section 5.01(c) of the Credit Agreement (re-lettered as 5.01(d) pursuant to the immediately preceding clause (i) of this Amendment) is hereby amended and restated in its entirety as follows:
(d)    concurrently with the delivery of financial statements under paragraph (a), (b) and (c) above, a certificate executed by a Financial Officer (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and is continuing and specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (1) in the case of financial statements delivered under paragraph (a) or (b) above, demonstrating compliance with the applicable Financial Performance Covenants contained in Section 6.10(a) and (b), (2) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of Holdings ending September 30, 2017, of Excess Cash Flow for such fiscal year, (3) in the case of financial statements delivered under paragraph (a) or (b) above, updating schedules required to be updated pursuant to Section 5.03(b) below and (4) in the case of financial statements delivered under paragraph (c) above, setting forth the Liquidity and the Cash Balance itemized for each day during such month and confirming whether Holdings has been in compliance with Sections 2.11(d) and 6.10(c) for such month or, if not, describing any non-compliance and the steps, if any, being taken to cure it;

(l)
The references to Sections 5.01(a) and (b) of the Credit Agreement in the definition of “Consolidated Total Assets” in Section 1.01, Section 1.06 and the second-to-last sentence of Section 5.01 are hereby amended to include a reference to Section 5.01(c) of the Amended Credit Agreement.

(m)	Section 6.01(xvi) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(xvi)    other Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding, which shall at all times during the Limited Availability Period be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion; and

(n)	Section 6.02(xv) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(xv)    Liens not otherwise permitted by this Section 6.02 so long as the aggregate principal amount of the obligations secured thereby does not exceed the greater of (x) $15,000,000 at any time outstanding and (y) 5% of Consolidated Total Assets on the date such Liens are granted, determined as of the last day of the most recently ended Test Period; provided, however, that at all times during the Limited Availability Period, Liens permitted by this clause (xv) that either secure Indebtedness for borrowed money or credit advanced or that are otherwise voluntarily incurred shall be subject to intercreditor arrangements in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

(o)	Section 6.03(a)(iii) of the Credit Agreement is hereby amended by adding a new proviso at the end thereof as follows:
provided, further, that the aggregate fair market value of all property subject to Dispositions permitted to be made under the foregoing clause (C) of this clause (iii) during the Limited Availability Period shall not exceed, in the aggregate, the Limited Availability Covenant Cap.

(p)	Section 6.04 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as a new paragraph as follows:
Notwithstanding anything to the contrary contained herein, the total amount of Investments permitted to be made under clauses (b), (g), (i), (j), (l), (m), (u) and (w) of this Section 6.04 during the Limited Availability Period shall not exceed, in the aggregate, the Limited Availability Covenant Cap.

(q)	Section 6.05 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as a new paragraph as follows:
Notwithstanding anything to the contrary contained herein, the aggregate fair market value of all property subject to Dispositions permitted to be made under clauses (d) (to the extent such Disposition is made to a Person that is not a Loan Party) and (i) of this Section 6.05 during the Limited Availability Period shall not exceed, in the aggregate, the Limited Availability Covenant Cap.

(r)	Section 6.06 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as a new paragraph as follows:
Notwithstanding anything to the contrary contained herein, the total amount of Restricted Payments permitted to be made under clauses (a)(iv), (a)(v)(D), (a)(vi), (a)(ix), (a)(x) and (a)(xi) of this Section 6.06, together with the total amount of payments permitted to be made in respect of Indebtedness under this Section 6.06(b), in each case during the Limited Availability Period shall not exceed, in the aggregate, the Limited Availability Covenant Cap.

(s)	Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
SECTION 6.10    Financial Performance Covenant.
(a)    Total Net Leverage Ratio. Holdings will not permit the Total Net Leverage Ratio as of the last day of any Test Period ending during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Maximum Total Net Leverage Ratio
First Amendment Effective Date through the fiscal quarter ending June 30, 2019	4.00:1.00
Fiscal quarter ending September 30, 2019 through the fiscal quarter ending September 30, 2020	3.75:1.00
Fiscal quarter ending December 31, 2020 through the fiscal quarter ending September 30, 2021	Not applicable during the Limited Availability Period (or, if the Borrower has made a Trigger Election or the Limited Availability Period has otherwise ended, 3.75:1.00)
Fiscal quarter ending December 31, 2021 through the fiscal quarter ending March 31, 2022	4.00:1.00 during the Limited Availability Period (or, if the Borrower has made a Trigger Election or the Limited Availability Period has otherwise ended, 3.50:1.00)
Fiscal quarter ending June 30, 2022 and thereafter	3.50:1.00

    Notwithstanding the foregoing, with respect to any reference in this Agreement (other than in this Section 6.10, Section 5.01(a) or (c), Section 7.01(d) (solely with respect to Section 6.10), Section 7.02 and Section 8.06) to compliance (on a pro forma basis or otherwise) with this Section 6.10, the Financial Performance Covenant or Total Net Leverage Ratio requirement contained in this Section 6.10 (including, for the avoidance of doubt, any determination of compliance therewith), the Total Net Leverage Ratio required by this Section 6.10 for (x) the fiscal quarters ending December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 shall be deemed to be 3.75:1.00 and (y) the fiscal quarter ending December 31, 2021 shall be deemed to be 3.50:1.00, in each case, whether or not the Borrower has made a Trigger Election or the Limited Availability Period has otherwise ended.
(b)    Minimum Consolidated EBITDA. During the Limited Availability Period, Holdings will not permit the Consolidated EBITDA as of the last day of any Test Period ending during any period set forth below to be less than the amount set forth opposite such period:

Period	Minimum Consolidated EBITDA
Fiscal quarter ending December 31, 2020	$24,500,000
Fiscal quarter ending March 31, 2021	$19,300,000
Fiscal quarter ending June 30, 2021	$24,700,000
Fiscal quarter ending September 30, 2021	$27,500,000

(c)    Minimum Liquidity. During the Limited Availability Period, Holdings will not permit Liquidity as of the last Friday of any calendar month (or, if such day is not a Business Day, the immediately preceding Business Day) to be less $15,000,000.

(t)	Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:
SECTION 7.02     Right to Cure.
(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and the Restricted Subsidiaries fail to comply with the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, as of the last day of any fiscal quarter of Holdings, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day subsequent to the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is required to be delivered in accordance with Section 5.01(d), Holdings shall have the right to issue Qualified Equity Interests (that do not constitute any portion of the Liquidity Cure Amount) for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its Restricted Subsidiaries to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance (the “EBITDA Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Total Net Leverage Ratio and/or minimum Consolidated EBITDA shall be recalculated (solely for the purposes of Section 6.10(a) and/or Section 6.10(b), as applicable) giving effect to the following pro forma adjustment:
(i)    Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring compliance with the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, and not for any other purpose under this Agreement, by an amount equal to the EBITDA Cure Amount; and
(ii)    if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the EBITDA Cure Amount or any portion of the EBITDA Cure Amount on the balance sheet of Holdings and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), Holdings and its Restricted Subsidiaries shall then be in compliance with the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, Holdings and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.10(a) and/or Section 6.10(b), as applicable, that had occurred shall be deemed cured for the purposes of this Agreement.
(b)    Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) for purposes of this Section 7.02, the EBITDA Cure Amount shall be no greater than the amount required for purposes of complying with the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, and any amounts in excess thereof shall not be deemed to be an EBITDA Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the EBITDA Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial-ratio based conditions other than compliance with the requirements of Section 6.10(a) and/or Section 6.10(b), as applicable, and there shall be no pro forma reduction in indebtedness with the proceeds of any EBITDA Cure Amount nor any increase in the available unrestricted cash on the balance sheet of Holdings and its Restricted Subsidiaries for purposes of determining compliance with the covenants contained in Section 6.10(a) or Section 6.10(b), the Total Net Leverage Ratio, Liquidity or for any other purpose. For the avoidance of doubt, no Lender shall be required to make any extension of credit and no Issuing Bank shall be required to Issue any Letters of Credit during the ten Business Day period referred to in clause (a) above unless the Borrower has received the proceeds of such EBITDA Cure Amount.

(c)    Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and the Restricted Subsidiaries fail to comply with the requirements of Section 6.10(c), as of the last Friday of any calendar month (or, if such day is not a Business Day, the immediately preceding Business Day) (the “Liquidity Date”), at any time prior to the expiration of the third (3rd) Business Day subsequent to the date on which a Compliance Certificate with respect to such calendar month is required to be delivered in accordance with Section 5.01(d), Holdings shall have the right to issue Qualified Equity Interests (that do not constitute any portion of the EBITDA Cure Amount) for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its Restricted Subsidiaries to the Borrower as cash common equity) (collectively, the “Liquidity Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance (the “Liquidity Cure Amount”) pursuant to the exercise by Holdings of such Liquidity Cure Right, the Liquidity shall be recalculated to include such Net Proceeds solely for the purposes of determining compliance with Section 6.10(c) as of the applicable Liquidity Date for such prior calendar month. If, after giving effect to the foregoing recalculation Holdings and its Restricted Subsidiaries shall then be in compliance with the requirements of Section 6.10(c), then Holdings and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of such Section 6.10(c) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section 6.10(c) that had occurred shall be deemed cured for the purposes of this Agreement.
(d)    Notwithstanding anything herein to the contrary, (i) in each three consecutive month period of the Borrower there shall be at least two non-consecutive months in which the Liquidity Cure Right is not exercised, (ii) during the term of this Agreement, the Liquidity Cure Right shall not be exercised more than two times and (iii) for purposes of this Section 7.02, the Liquidity Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.10(c) and any amounts in excess thereof shall not be deemed to be a Liquidity Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, there shall be no increase in the available unrestricted cash on the balance sheet of Holdings and its Restricted Subsidiaries for purposes of determining compliance with the covenant in Section 6.10(a) or for any other purpose other than compliance with Section 6.10(c). For the avoidance of doubt, no Lender shall be required to make any extension of credit and no Issuing Bank shall be required to Issue any Letters of Credit during the three (3) Business Day period referred to in clause (c) above unless the Borrower has received the proceeds of such Liquidity Cure Amount.

(u)	Exhibits I-1 and I-2 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Annex II attached hereto.

(v)	Exhibit K to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex III attached hereto.
Section 2.        Conditions to Effectiveness of Amendment. Section 1 of this Amendment shall become effective as of the date (the “Third Amendment Effective Date”) on which the following conditions have been satisfied or waived:
(a)        The Administrative Agent (or its counsel) shall have received (i) a duly executed and completed counterpart hereof that bears the signature of the Borrower and each other Loan Party, (ii) a duly executed and completed counterpart hereof that bears the signature of the Administrative Agent and

(iii) a duly executed and completed counterpart hereof that bears the signature of each of the Lenders party hereto (comprising the Required Lenders);
(b)        The Administrative Agent shall have received an Acknowledgment and Confirmation in the form of Annex I hereto from an authorized officer of each Loan Party;
(c)        The Administrative Agent shall have received (i) reimbursement of reasonable and documented out of pocket expenses (to the extent invoiced no later than three Business Days prior to the Third Amendment Effective Date) in connection with this Amendment and the other transactions contemplated hereby in accordance with Section 9.03 of the Credit Agreement, (ii) on behalf of itself, BMO Capital Markets Corp., as lead arranger, and each Lender consenting to this Amendment, the fees owed to it, BMO Capital Markets Corp. and/or such Lender pursuant to that certain mandate letter, dated as of November 19, 2020, between the Borrower and BMO Capital Markets Corp., and (iii) on behalf of itself and each Lender consenting to this Amendment, a non-refundable amendment fee in an amount equal to 50 basis points times the amount of such Lender’s aggregate Revolving Commitment and outstanding Term Loans), which is fully earned and due and payable on the date hereof;
(d)        The Administrative Agent shall have received at least two (2) Business Days prior to the Third Amendment Effective Date all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least five (5) Business Days prior to the Third Amendment Effective Date by the Administrative Agent required by regulatory authorities under applicable Anti-Money Laundering Laws, including the USA PATRIOT Act and other “know your customer” rules and regulations.
Section 3.        Representations and Warranties. Each Loan Party party hereto represents and warrants to each of the Lenders and the Administrative Agent that as of the Third Amendment Effective Date:
(a)        Such Loan Party is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has all corporate or other organizational power and authority to carry on its business and to execute, deliver and perform its obligations under this Amendment and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
(b)        This Amendment has been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Amendment has been duly executed and delivered by each such Loan Party and constitutes, and the Amended Credit Agreement constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.
(c)        The execution, delivery and performance of this Amendment by such Loan Party, the Loans provided for hereunder and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect except filings necessary to perfect Liens created under the Loan Documents or (y) for consents, approvals, registrations, filings or other actions the failure to make or obtain would not reasonably be expected to be adverse in any material respect to the rights of the Administrative Agent or the lenders, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder except (in the case of each of clauses (b)(ii) and (c) to the extent that such violation, individually or in the aggregate, would not as would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or constituting Permitted Encumbrances.
(d)        The representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language are true and correct in all respects on and as of the date hereof or on such earlier date, as the case may be.
(e)        As of the date hereof, both immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
Section 4.        Effect of Amendment.
(a)        Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders and Administrative Agent under the Credit Agreement or the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents or any other provision of the Credit Agreement or of any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
(b)        On and after the Third Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement.
(c)        This Amendment and the Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
Section 5.        General.
(a)        GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)        Incorporation by Reference. The parties hereto acknowledge and agree that Sections 9.03, 9.05, 9.09, 9.10, 9.12 and 9.18 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

(c)         Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.
(d)        Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.
(e)        Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)        Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:	BLUE BIRD BODY COMPANY
	By:	/s/ Jeffery Taylor
		Name:	Jeff Taylor
		Title:	Chief Financial Officer

HOLDINGS:	BLUE BIRD CORPORATION
	By:	/s/ Jeffery Taylor
		Name:	Jeff Taylor
		Title:	Chief Financial Officer

GUARANTORS:	BLUE BIRD GLOBAL CORPORATION
	By:	/s/ Jeffery Taylor
		Name:	Jeff Taylor
		Title:	Chief Financial Officer

PEACH COUNTY HOLDINGS, INC.
	By:	/s/ Jeffery Taylor
	Name:	Name:	Jeff Taylor
	Title:	Title:	Chief Financial Officer

SCHOOL BUS HOLDINGS INC.
	By:	/s/ Jeffery Taylor
	Name:	Name:	Jeff Taylor
	Title:	Title:	Chief Financial Officer

[Signature Page to Third Amendment]

BANK OF MONTREAL, as Administrative Agent, Swingline Lender, Issuing Bank and a Lender
By:	/s/ Charlie Fox
Name: Charlie Fox
Title: Director

[Signature Page to Third Amendment]

REGIONS BANK, as a Lender

By:	Cheryl L. Shelhart
	Name:	Cheryl L. Shelhart
	Title:	Director

[Signature Page to Third Amendment]

FIFTH THIRD BANK, as an Issuing Bank and as a Lender

By:	/s/ Mark Curtin
	Name:	Mark Curtin
	Title:	Officer, Middle Market Banking

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Philip VanFossan
	Name:	Philip VanFossan
	Title:	Executive Director

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas M. Paulk
	Name:	Thomas M. Paulk
	Title:	Senior Vice President

[Signature Page to Third Amendment]

SANTANDER BANK, N.A., as a Lender

By:	/s/ Benjamin Hildreth
	Name:	Benjamin Hildreth
	Title:	Vice President

[Signature Page to Third Amendment]

TRUIST BANK (formerly known as BRANCH BANKING AND TRUST COMPANY), as a Lender

By:	/s/ Sheryl Squires Kerley
	Name:	Sheryl Squires Kerley
	Title:	Director

[Signature Page to Third Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Wallace Lo
	Name:	Wallace Lo
	Title:	Duly Authorized Signatory

[Signature Page to Third Amendment]

SYNOVUS BANK, as a Lender

By:	/s/ Chandra Cockrell
	Name:	Chandra Cockrell
	Title:	Relationship Manager

[Signature Page to Third Amendment]

CIBC BANK USA, as a Lender

By:	/s/ Tim Roberts
	Name:	Tim Roberts
	Title:	Managing Director

[Signature Page to Third Amendment]

RENASANT BANK, as a Lender

By:	/s/ Alex Falgiano
	Name:	Alex Falgiano
	Title:	Managing Director

[Signature Page to Third Amendment]

Annex I
ACKNOWLEDGMENT AND CONFIRMATION
Reference is made to (i) the Third Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”), which amends the Credit Agreement, dated as of December 12, 2016, as amended by the First Amendment to Credit Agreement, dated as of September 13, 2018, as further amended by the Second Amendment to Credit Agreement, dated as of May 7, 2020 (as further amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, BLUE BIRD GLOBAL CORPORATION, Delaware corporation, as Intermediate Parents, the several banks and other financial institutions from time to time party thereunder (the “Lenders”), and BANK OF MONTREAL, as Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, the “Administrative Agent”) and (ii) the Collateral Agreement, dated as of December 12, 2016 (as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Collateral Agreement”), among Holdings, the Borrower and the other Grantors (as defined therein) from time to time party thereto, in favor of the Administrative Agent, for the benefit of the Secured Parties. Capitalized terms used herein but not defined have the meanings assigned to such terms in the below-defined Amended Credit Agreement.
(a)        The Credit Agreement is being amended as set forth in the Amendment (the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).
(b)        Each of the undersigned parties hereby assigns, pledges and grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in and/or to the Collateral of such party to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of such party. Such security interest shall be governed in all respects by all of the terms contained in the Collateral Agreement.
(c)    Each of the undersigned hereby agrees, with respect to each Loan Document to which it is a party:
(i)    all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of the Amendment; and
(ii)    all of the Liens and security interests in the Collateral created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and the Collateral Agreement.
(d)    This Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.
(e)    THIS ACKNOWLEDGMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)    This Acknowledgment and Confirmation may be executed by one or more of the parties to this Acknowledgment and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Acknowledgment and Confirmation by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment and Confirmation to be duly executed and delivered as of the date first written above.

BLUE BIRD CORPORATION

By:	/s/ Jeffery Taylor
Name: Jeff Taylor
Title: Chief Financial Officer

BLUE BIRD BODY COMPANY

By:	/s/ Jeffery Taylor
Name: Jeff Taylor
Title: Chief Financial Officer

SCHOOL BUS HOLDINGS INC.

By:	/s/ Jeffery Taylor
Name: Jeff Taylor
Title: Chief Financial Officer

PEACH COUNTY HOLDINGS, INC.

By:	/s/ Jeffery Taylor
Name: Jeff Taylor
Title: Chief Financial Officer

BLUE BIRD GLOBAL CORPORATION

By:	/s/ Jeffery Taylor
Name: Jeff Taylor
Title: Chief Financial Officer

Annex II
See attached.

AMENDED EXHIBIT I-1
Form of Borrowing Request
Date: [__], 20[__]
To:    Bank of Montreal, as Administrative Agent
Ladies and Gentlemen:
Reference is hereby made to the Credit Agreement, dated as of December 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blue Bird Corporation (“Holdings”), School Bus Holdings Inc., Peach County Holdings, Inc. and Blue Bird Global Corporation (collectively, the “Intermediate Parents”), Blue Bird Body Company (the “Borrower”), the Lenders party thereto from time to time and Bank of Montreal, in its capacity as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section [2.03] [2.07] of the Credit Agreement, the undersigned, a Responsible Officer of the Borrower, hereby requests:

A Term Loan Borrowing	An Incremental Term Loan Borrowing	A Revolving Borrowing	A conversion of a Borrowing from one Type to another	A continuation of Eurodollar Borrowing

1.	On _____________________________________________ (a Business Day).

2.	In the aggregate principal amount of $ ________________________.

3.	With a rate of interest determined by reference to the [ABR/Eurodollar Rate].

4.	For Eurodollar Borrowings: with an Interest Period of ____ months (such Interest Period to comply with the provisions of the definition of “Interest Period”).
Except in respect of any conversion or continuation of a Borrowing, the undersigned hereby further certifies that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement are satisfied [and during the Limited Availability Period, the conditions set forth in Sections 4.02(c) and 4.02(d) of the Credit Agreement are satisfied].
[The location and number of the Borrower’s account or such other account or accounts to which funds are to be disbursed is attached as Annex I hereto.]1 [The identity of the Issuing Bank which made the LC Disbursement which is to be reimbursed by the Borrowing is attached as Annex I hereto.]2

1 Insert as applicable. To comply with requirements of Section 2.06 of the Credit Agreement.

2 Insert as applicable.

[Signature Page Follows]

BLUE BIRD BODY COMPANY,
as the Borrower

By:	_____________________________ Name: Title:

Annex I
[Location and Number of Account] [Identity of the Issuing Bank]

AMENDED EXHIBIT I-2
Form of Issuance Notice3
Reference is made to that certain Credit Agreement, dated as of December 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Blue Bird Corporation (“Holdings”), School Bus Holdings Inc., Peach County Holdings, Inc. and Blue Bird Global Corporation (collectively, the “Intermediate Parents”), Blue Bird Body Company (the “Borrower”), the Lenders party thereto from time to time and Bank of Montreal, in its capacity as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to Section 2.05(b) of the Credit Agreement, the undersigned Borrower desires [a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”)4 in an aggregate face amount of $______________]] [Letter of Credit No. [_____] to be [extended][amended]].

Attached hereto for each such Letter of Credit are the following:

(a)    the stated amount of such Letter of Credit;

(b)    the name and address of the beneficiary;

(c)    the expiration date [and the extended expiration date]5; [and]

(d)    either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit. [and]6

(e)    [the terms of the requested amendment to such Letter of Credit.]

The Borrower hereby certifies that:

(i)    after [issuing][extending][amending] such Letter of Credit requested on the Credit Date, the Applicable Fronting Exposure of the Issuing Bank will not exceed its Revolving Commitment, the aggregate LC Exposure will not exceed the Letter of Credit Sublimit and the aggregate Revolving Exposures will not exceed (x) during the Limited Availability Period, the lesser of (1) $100,000,000 and (2) the aggregate Revolving Commitments currently in effect and (y) at any other time, the aggregate Revolving Commitments then in effect;

3 The Borrower shall deliver the Issuing Notice to the applicable Issuing Bank and the Administrative Agent in accordance with Section 2.05(b) of the Credit Agreement.

4 The Credit Date shall be a Business Day.

5 Expiration date to comply with Section 2.05(d) of the Credit Agreement.

6 If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form.

(ii)     after [issuing][extending][amending] such Letter of Credit requested on the Credit Date, during the Limited Availability Period, the Cash Balance of the Loan Parties will not exceed $20,000,000;

(iii)     as of the Credit Date, the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of such Credit Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language are true and correct in all respects on such Credit Date or on such earlier date, as the case may be; and

(iv)    as of the Credit Date at the time of and immediately after giving effect to the [issuance][amendment][extension] of such requested Letter of Credit, no Default or Event of Default will have occurred and be continuing.

Date: [__________], 20[__]
BLUE BIRD BODY COMPANY
By:
    Name:
    Title:

Annex III

See attached.

AMENDED EXHIBIT K
Form of Compliance Certificate
Reference is hereby made to the Credit Agreement dated as of December 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blue Bird Corporation (“Holdings”), School Bus Holdings Inc., Peach County Holdings, Inc. and Blue Bird Global Corporation (collectively, the “Intermediate Parents”), Blue Bird Body Company (the “Borrower”), the Lenders party thereto from time to time and Bank of Montreal, in its capacity as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement. Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, in his/her capacity as a Financial Officer of the Borrower, certifies as follows:

(a)
[Attached hereto as Annex A is the audited consolidated balance sheet and audited consolidated and consolidating statements of operations and cash flows of Holdings and its Restricted Subsidiaries as of, [__________, __], 20[__], in each case with (x) customary management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year and (y) to the extent prepared, accountants’ letter to management, all reported on by PriceWaterhouse Coopers LLP or other independent public accountants of recognized standing without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the Financial Performance Covenant). These consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.][1]

(b)
[Attached hereto as Annex A is the unaudited consolidated and consolidating balance sheet and unaudited consolidated statements of operations and cash flows of Holdings and its Restricted Subsidiaries as of [__________, __], 20[__] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. These consolidated financial statements present fairly in all material respects, the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and its Restricted Subsidiaries on a consolidated or consolidating basis, as applicable, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with customary management’s discussion and analysis describing results of operations.][2]

1 To be delivered as soon as available, but in any event no later than the date that is 105 days after the end of each fiscal year of Holdings.

2 To be delivered as soon as available, but in any event no later than the date that is 50 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings.

(c)
[Attached hereto as Annex A is the unaudited consolidated and consolidating balance sheet and unaudited consolidated statement of operations of Holdings and its Restricted Subsidiaries as of the end of and for such calendar month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year. These consolidated financial statements present fairly in all material respects, the financial condition as of the end of and for such calendar month and such portion of the fiscal year and results of operations of Holdings and its Restricted Subsidiaries on a consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes.][3]

(d)
[To my knowledge, no Default has occurred and is continuing as of the date hereof.] [A Default has occurred and is continuing. Specified below are details of the Default and any action taken or proposed to be taken with respect thereto.]

_______________________________________________________________________
_______________________________________________________________________]

(e)
The following represent true and accurate calculations, as of [__________, __], 20[__], to be used to determine compliance with the covenants set forth in Section 6.10 of the Credit Agreement for the applicable Test Period:

Total Net Leverage Ratio:4
Consolidated Net Debt =    [            ]
Consolidated EBITDA =    [            ]
Actual Ratio =    [            ] to 1.00
Required Ratio =    [            ] to 1.00
Supporting detail showing the calculation of the Total Net Leverage Ratio is attached hereto as Schedule 1.
Minimum Consolidated EBITDA:5
Consolidated EBITDA =    [ ]
Required Consolidated EBITDA =    [ ]
[Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 1.]

3 To be delivered as soon as available but in any event no later than the date that is 25 days after the end of each calendar month during the Limited Availability Period.

4 Required only for any Compliance Certificate delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement.

5 Required only for a Compliance Certificate delivered during the Limited Availability Period for the fiscal quarters ending December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021.

[Liquidity and Cash Balance:6
A computation by a Financial Officer of Holdings containing reasonably detailed calculations of the Liquidity and the Cash Balance, in form and detail reasonably satisfactory to the Administrative Agent, itemized for each Business Day of the applicable calendar month, is attached hereto as Schedule 2. Holdings [has] [has not] been in compliance with Sections 2.11(d) and 6.10(c) of the Credit Agreement for such month. Specified below are details of any such non-compliance and any action taken or proposed to be taken with respect thereto or, if not, describing any non-compliance and the steps, if any, being taken to cure it:
_______________________________________________________________________
_______________________________________________________________________]

(f)
[There has been no change to the information provided in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or, if applicable, the date of the most recent supplement to the Perfection Certificate delivered pursuant to Section 5.03(b) of the Credit Agreement.] [Attached hereto as Schedule 3 is a supplement to the Perfection Certificate updating the information provided in the Perfection Certificate.][7]

(g)
[Attached hereto as Schedule 4 is a list of each Restricted Subsidiary of the Borrower that has become a Material Subsidiary during the most recently ended fiscal quarter.] [Attached hereto as Schedule 4 is a list of each Restricted Subsidiary of the Borrower that has ceased to be a Material Subsidiary during the most recently ended fiscal quarter.][8]

(h)
[All notices required by Section 5.03 of the Credit Agreement to be given to the Administrative Agent prior to the date of this certificate have been given in compliance with Section 5.03 of the Credit Agreement.][9]

(i)	[Attached hereto as Schedule 5 are detailed calculations setting forth the Excess Cash Flow as of [__________, __], 20[__].][10]

6 Required only for a Compliance Certificate delivered pursuant to Section 5.01(c) of the Credit Agreement during the Limited Availability Period.

7 Required only for any Compliance Certificate delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement.

8 Required only for any Compliance Certificate delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement.

9 Required only for any Compliance Certificate delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement.

10 To be included only in annual compliance certificates, beginning with the financial statements for the fiscal year of Holdings ending October 1, 2016.

[Signature Page Follows]

BLUE BIRD BODY COMPANY
By: _____________________________
Name:
Title:

ANNEX A
Annual/Quarterly Financials

[See attached.]

[ANNEX B]
[Monthly Financials]

[See attached.]

[SCHEDULE 1]
[Calculation of Total Net Leverage Ratio]

[See attached.]

[SCHEDULE 2]
[Calculation of Liquidity and Cash Balance]

[See attached.]

[SCHEDULE 3]

[Supplement to Perfection Certificate]

[See attached.]

[SCHEDULE 4]
[Changes to Material Subsidiaries]

[SCHEDULE 5]
[Calculation of Excess Cash Flow]

[See attached.]